UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016

GOODMAN NETWORKS INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	333-186684	74-2949460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Network Blvd., Suite 300 Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 406-9692

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On November 14, 2016, Messrs. Steven Elfman, James Goodman, Jason Goodman, Jonathan Goodman, Larry Haynes and Ron Hill delivered to Goodman Networks Incorporated (the “Corporation”) notices of their resignations solely from their positions on the Corporation’s board of directors (the “Board”). The resignations of Messrs. James Goodman, Jason Goodman and Jonathan Goodman were effective at 11:59 AM Central Standard Time on November 15, 2016, and the resignations of Messrs. Elfman, Haynes and Hill were effective at noon on November 15, 2016.

The resignation letters of Messrs. Elfman, Haynes and Hill stated that they were in disagreement with the other members of the Board “as to the best approach going forward for the Corporation.” The Corporation believes that the resignations of Messrs. Elfman, Haynes and Hill from their positions on the Board were caused by the appointment by certain shareholders of the Corporation on November 11, 2016 of Messrs. James Goodman, Jason Goodman and Jonathan Goodman to vacancies on the Board. Following their appointment, Messrs. James Goodman, Jason Goodman and Jonathan Goodman, along with John Goodman, a continuing director, constituted a majority of the Board.

The majority shareholders of the Corporation advised the Corporation that they took this action because, over the past few months, they became increasingly concerned about the approach taken by the Corporation to resolve issues with the Corporation’s relationships with its creditors, especially the holders of its senior notes, and on preserving and improving the Corporation’s relationship with its most significant customer. The majority shareholders concluded that the Board should be expanded to include certain of the Corporation’s largest shareholders in addition to the existing directors.

Copies of the resignation letters of Messrs. Elfman, Hill and Haynes are filed as Exhibits 17.1, 17.2 and 17.3, respectively, to this Current Report on Form 8-K.

Following his resignation, Mr. Hill remains the President and Chief Executive Officer of the Corporation. Prior to his resignation, Mr. Hill was also the Chairman of the Board and in such role had been appointed as Executive Chairman. Messrs. Elfman and Haynes were the sole members of the Audit Committee of the Board prior to their resignation.

The Corporation has provided each of Messrs. Elfman, Haynes and Hill with a copy of the disclosures it is making in response to this Item 5.02 no later than the date of filing of this Current Report on Form 8-K with the Securities and Exchange Commission. The Corporation will provide each of Messrs. Elfman, Haynes and Hill with the opportunity to furnish the Corporation, as promptly as possible, with a letter addressed to the Corporation stating whether he agrees with the statements made by the Corporation in response to this Item 5.02 and, if not, stating the respects in which he does not agree. The Corporation will file any such letter received from each of Messrs. Elfman, Haynes or Hill with the Securities and Exchange Commission as an exhibit by amendment to this Current Report on Form 8-K within two business days after receipt by the Corporation.

Appointment of Directors

On November 15, 2016, Mr. John Goodman, as the sole remaining director, appointed Messrs. Jason Goodman and Jonathan Goodman to fill two of the vacancies on the Board that were created by the resignations of Messrs. James Goodman, Jason Goodman, Jonathan Goodman, Elfman, Haynes and Hill. The Board has not yet determined whether Messrs. Jason Goodman or Jonathan Goodman will serve on any committee(s) of the Board. Biographical information concerning each of the newly appointed directors is set forth below:

Jason Goodman, age 46

Jason Goodman is a co-founder of the Corporation who has served as the Corporation’s Vice President of Government Solutions and Construction since April 2011 and was a member of the Board from 2000 until April 2014 and from November 11, 2016 until the resignation described above on November 15, 2016. Mr. Jason Goodman has previously served in several roles with the Corporation, including Vice President of Federal Sales, Vice President of Support Operations and Chief of Staff, from July 2007 to April 2011, March 2007 to July 2007 and June 2000 to March 2007, respectively. Prior to the Corporation’s founding in 2000, Mr. Jason Goodman held various positions with Harvard Technologies, where he was responsible for establishing a new telecommunications services division. Mr. Jason Goodman holds a bachelor’s degree in business administration from Texas A&M University.

Jonathan Goodman, age 47

Jonathan Goodman is a co-founder of the Corporation who has served as Vice President since April 2011 and was a member of the Board from 2000 until June 2009, from September 2011 until April 2014 and from November 11, 2016 until the resignation described above on November 15, 2016. Mr. Jonathan Goodman has previously served in several roles with the Corporation, including Vice President of Logistics, Vice President of Operation and Quality Control and Vice President of Corporate Responsibility. Prior to the Corporation’s founding in 2000, Mr. Jonathan Goodman served in a variety of managerial roles in the telecommunications industry with Harvard Technologies as Director of Operations, Bell Atlantic Professional Services, Stockton Communications, and RB Ring outside plant environment services. Mr. Jonathan Goodman was also the founder of Greater Bell Communication Inc., an online service provider. Mr. Jonathan Goodman attended Blinn College.

Appointment of Chairman of the Board, Executive Chairman and Lead Director

On November 16, 2016, the Board appointed (i) Mr. John Goodman as the Chairman of the Board and the Executive Chairman of the Corporation and (ii) Mr. Jason Goodman as the Lead Director.

Mr. John Goodman, age 49, has served as a member of the Board since he co-founded the Corporation in 2000. He previously served as the Corporation’s Executive Chairman from January 2012 until March 5, 2015 and as Chairman and Chief Executive Officer from the Corporation’s founding in 2000 through January 2012. In addition, he has served as a manager since August 2013 and the Executive Chairman since June 2014 of Premier One Emergency Centers, LLC, an owner of emergency and urgent care facilities. Mr. John Goodman’s telecom career spans two decades, beginning with Bell Atlantic Professional Services, where he managed outside and inside plant services in the southwest United States. In 1997, he joined GTE’s Network Operations Center in Irving, Texas, where he supported Fortune 500 companies and provided broadband technical support services domestically. Following the merger of GTE and Bell Atlantic, now known as Verizon, Mr. John Goodman left Verizon in 2000 to co-found the Corporation. Mr. John Goodman holds a bachelor’s degree in business administration from Texas Tech University.

Certain Relationships and Related Party Transactions

The following is a list of transactions and any series of similar transactions that have occurred since the beginning of the last fiscal year to which the Corporation was a party and in which: (i) the amounts involved exceeded or will exceed $120,000 and (ii) a new director or officer or any of his immediate family members had or will have a direct or indirect material interest.

Related Persons

The transactions described in this section involve Messrs. John Goodman, James Goodman, Jason Goodman, Jonathan Goodman and Joseph Goodman, who are all brothers (collectively, the “Goodman Brothers”).

John Goodman. Mr. John Goodman is the Corporation’s Chairman of the Board and Executive Chairman and beneficially owns more than 5% of the Corporation’s outstanding shares.

James Goodman. Mr. James Goodman controls Genesis Networks Integration Services, LLC (“Genesis Networks”) and beneficially owns more than 5% of the Corporation’s outstanding shares.

Jason Goodman. Mr. Jason Goodman is a new member of the Board and beneficially owns more than 5% of the Corporation’s outstanding shares.

Jonathan Goodman. Mr. Jonathan Goodman is a new member of the Board and beneficially owns more than 5% of the Corporation’s outstanding shares.

Joseph Goodman. Mr. Joseph Goodman is a former member of the Board and beneficially owns more than 5% of the Corporation’s outstanding shares.

Goodman Brothers, LP. The Goodman Brothers are the limited partners of Goodman Brothers, LP.

Related Party Transactions

Ranch

The Corporation uses a ranch owned by Goodman Brothers, LP to entertain employees and customers. During the year ended December 31, 2015 and the period from January 1, 2016 through November 15, 2016, the Corporation paid an aggregate of $156,000 and $130,000, respectively, to Goodman Brothers, LP for the use of the ranch.

Employment Agreements

The Corporation had employment arrangements with Messrs. James Goodman, Jason Goodman, John Goodman and Jonathan Goodman at various times during the fiscal year ended December 31, 2015 and the period from January 1, 2016 through November 15, 2016.

James Goodman. Until Mr. James Goodman ceased to be an employee in March 2016, the Corporation paid him a base salary of $225,000 per year. The Corporation also paid Mr. James Goodman a bonus of $100,000 with respect to his performance during the year ended December 31, 2015. The Corporation paid Mr. James Goodman an aggregate of $335,534 and $51,127 under this arrangement during the fiscal year ended December 31, 2015 and the period from January 1, 2016 through November 15, 2016, respectively.

Jason Goodman. The Corporation has an employment agreement with Mr. Jason Goodman that provides for a current base salary of $397,500. The employment agreement entitles him to benefits under the Corporation’s Executive Benefit Plan, cash bonuses under the Corporation’s Executive Management Bonus Plan, an annual retention bonus equal to 75% of his base salary and a gross up for any federal, state, and local income and employment taxes and an annual equity award in an amount determined by the Board. The employment agreement also provides that, in addition to any base salary earned but unpaid and the prorated portion of bonuses under the Corporation’s Executive Management Bonus Plan and retention bonuses earned through the date of termination, Mr. Jason Goodman would be entitled to a severance payment equal to 24 months’ base salary if Mr. Jason Goodman’s employment is terminated (i) by the Corporation without cause, (ii) by Mr. Jason Goodman with good reason or (iii) upon a change of control. The employment agreement also requires the Corporation to transfer to Mr. Jason Goodman title to the vehicle the Corporation is currently leasing for him on the earliest of: (i) the date that is 36 months from the start of the lease; (ii) within 45 days after his employment is terminated without cause or by him for good reason; and (iii) within 60 days of a change of control. The Corporation paid Mr. Jason Goodman an aggregate of $619,670 and $336,346 under his employment agreement during the fiscal year ended December 31, 2015 and the period from January 1, 2016 through November 15, 2016, respectively.

John Goodman. The Corporation had an employment agreement with Mr. John Goodman until his employment relationship with the Company ended effective February 15, 2015. The Corporation paid Mr. John Goodman an aggregate of $121,154 under the employment agreement from January 1, 2015 to February 15, 2015.

Jonathan Goodman. The Corporation has an employment agreement with Mr. Jonathan Goodman that provides for a current base salary of $397,500. The employment agreement entitles him to benefits under the Corporation’s Executive Benefit Plan, cash bonuses under the Corporation’s Executive Management Bonus Plan, an annual retention bonus equal to 75% of his base salary and a gross up for any federal, state, and local income and employment taxes and an annual equity award in an amount determined by the Board. The employment agreement also provides that, in addition to any base salary earned but unpaid and the prorated portion of bonuses under the Corporation’s Executive Management Bonus Plan and retention bonuses earned through the date of termination, Mr. Jonathan Goodman would be entitled to a severance payment equal to 24 months’ base salary if Mr. Jonathan Goodman’s employment is terminated (i) by the Corporation without cause, (ii) by Mr. Jonathan Goodman with good reason or (iii) upon a change of control. The employment agreement also requires the Corporation to transfer to Mr. Jonathan Goodman title to the vehicle the Corporation is currently leasing for him on the earliest of: (i) the date that is 36 months from the start of the lease; (ii) within 45 days after his employment is terminated without cause or by him for good reason; and (iii) within 60 days of a change of control. The Corporation paid Mr. Jonathan Goodman an aggregate of $611,538 and $336,346 under his employment agreement during the fiscal year ended December 31, 2015 and the period from January 1, 2016 through November 15, 2016, respectively.

Separation Agreements

The Corporation entered into a separation agreement with each of Messrs. Joseph Goodman and John Goodman during the fiscal year ended December 31, 2015.

Joseph Goodman. On January 15, 2015, the Corporation entered into a Separation Agreement and General Release with Mr. Joseph Goodman, under which the Corporation resolved all matters related to Mr. Joseph Goodman’s separation from employment with the Corporation without cause, effective as of December 31, 2014, including all matters arising under his employment agreement.

Pursuant to the agreement, Mr. Joseph Goodman received a payment of $550,000 as a management bonus under the Corporation’s Executive Management Bonus Plan that Mr. Joseph Goodman earned in respect of his performance during 2014 and a payment of $410,358 as the retention bonus owed under his employment agreement for the 2014 fiscal year. Mr. Joseph Goodman is also entitled to severance of, among other things, three years of his base salary of $397,500, payable bi-weekly pursuant to the Corporation’s standard payroll practices. Mr. Joseph Goodman also agreed to extend the duration of his employment agreement’s non-competition period and granted a general release in the Corporation’s favor.

John Goodman. Effective March 5, 2015, the Corporation entered into a separation and release agreement with Mr. John Goodman pursuant to which the Corporation ended its employment relationship with Mr. John Goodman as of February 15, 2015. Pursuant to the agreement, the Corporation confirmed that Mr. John Goodman would receive payments of $1,050,000 as a management bonus under the Corporation’s Executive Management Bonus Plan. Mr. John Goodman was also awarded a discretionary bonus of $950,000 paid in 2015 for his business development efforts. The Corporation also agreed to pay Mr. John Goodman severance of, among other things, three years of his base salary of $1,050,000, the first $1,000,000 of which is payable in four equal quarterly payments and the remainder of which is payable in nine equal monthly payments after the initial $1,000,000 is paid. In exchange for the consideration described above, Mr. John Goodman agreed that, among other things, he had been paid all remuneration that the Corporation owed him. Mr. John Goodman also agreed to extend the duration of his employment agreement’s non-competition period and granted a general release in the Corporation’s favor.

Mr. John Goodman’s separation and release agreement also provides him with a one-time put right to sell to the Corporation up to $2,700,000 of his equity interests in the Corporation, based on the fair market value of such equity interests on the date the put right is exercised, with such fair market value being determined by the Board in its good faith discretion. The put right is subject to several limitations, including, among other things, compliance with the terms of the Corporation’s indenture. Additionally, Mr. John Goodman agreed to grant the Corporation a one-time call right to purchase from Mr. John Goodman up to $2,700,000 of his equity interests in the Corporation, based on the fair market value of such equity interests on the date the call right is exercised, with such fair market value being determined by the Board in its good faith discretion. The call right is subject to several limitations, including, among other things, compliance with the terms of the Corporation’s indenture.

Letter of Credit

During the year ended December 31, 2011, PNC Bank, National Association issued a $4.0 million letter of credit for the Corporation’s account as a credit enhancement for a new letter of intent concerning Genesis Networks, a company substantially owned by James Goodman. The Corporation’s exposure with respect to the letter of credit is supported by a reimbursement agreement from Genesis Networks, secured by a first priority pledge of certain assets and stock of Genesis Networks.

The Corporation and Genesis Networks negotiated an arrangement during the third quarter of 2014 whereby the Corporation agreed not to pursue any pledged collateral for a period of time not extending beyond May 5, 2016 (the “Forbearance Period”) in the event the line of credit was drawn upon in exchange for the pledge to the Corporation of 15,625 shares of the Corporation’s common stock by James Goodman. In addition, the Corporation agreed to discharge and deem paid-in-full all obligations of Genesis Networks to the Corporation if, on or prior to the end of the Forbearance Period, among other things, a cash payment to the Corporation was made in the amount of $1.5 million plus interest at a rate of 2.0% per annum from September 25, 2014. Pursuant to the agreement, the Corporation agreed to instruct the lender to draw on the letter of credit.

On January 16, 2015, the letter of credit was cancelled and the Corporation was required to pay the full outstanding amount of $4.0 million. Genesis Networks paid the Corporation $1.5 million during the year ended December 31, 2015, but did not satisfy all of the remaining conditions by the end of the Forbearance Period to cause Genesis Networks’ reimbursement obligations to the Corporation to be deemed paid-in-full.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 16, 2016, the holders of 568,559 shares, or 62.3%, of the Corporation’s outstanding common stock, acting by written consent, voted to decrease the authorized size of the Board from seven directors to three directors.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
17.1	Resignation from the Board of Directors of Goodman Networks Incorporated, effective as of November 15, 2016, from Steven L. Elfman.
17.2	Resignation from the Board of Directors of Goodman Networks Incorporated, effective as of November 15, 2016, from Larry J. Haynes.
17.3	Resignation from the Board of Directors of Goodman Networks Incorporated, effective as of November 15, 2016, from Ron B. Hill.

SIGNATURES

The Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODMAN NETWORKS INCORPORATED

Date: November 18, 2016	By:	/s/ John A. Goodman
	Name:	John A. Goodman
	Title:	Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description
17.1	Resignation from the Board of Directors of Goodman Networks Incorporated, effective as of November 15, 2016, from Steven L. Elfman.
17.2	Resignation from the Board of Directors of Goodman Networks Incorporated, effective as of November 15, 2016, from Larry J. Haynes.
17.3	Resignation from the Board of Directors of Goodman Networks Incorporated, effective as of November 15, 2016, from Ron B. Hill.